UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TICC Capital Corp. (the "Company") has filed with the Securities and Exchange Commission (the “SEC”), and disseminated to its stockholders, a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the Company's proposal to approve a new advisory agreement between the Company and TICC Management, LLC, to take effect upon a change of control of TICC Management, LLC, and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on October 27, 2015.

This Schedule 14A filing consists of a press release that was issued by the Company on October 14, 2015 and slides from a related presentation, which reflect content not previously filed with the SEC. The content of this presentation is available at:  http://WWW.TICCBSPAGREEMENT.COM, a website established by the Company that contains information regarding the above solicitation.

TICC ISSUES PRESENTATION DETAILING WHY TICC’S FEE STRUCTURE IS SIGNIFICANTLY BETTER FOR
STOCKHOLDERS THAN TPG BDC’S

DEMONSTRATES FINANCIAL IMPACT OF TPG BDC’S STOCKHOLDER-UNFRIENDLY CATCH-UP PROVISION

GREENWICH, CT – October 14, 2015 – TICC Capital Corp. (NASDAQ: TICC) (the "Company," "TICC," "we," or "our") today issued a presentation entitled “The Benefits of TICC’s Fee Structure: Explaining the Catch-Up Provision” to clarify the facts around how the TPG Specialty Lending, Inc. (“TSLX” or “TPG BDC”) incentive fee structure and stockholder-unfriendly catch-up provision would harm TICC stockholders.

Key issues detailed include:

•	Why TICC’s fee structure is better for stockholders than TPG BDC’s fee structure;

•	Why in a rising rate environment TICC’s incentive fee structure would provide even more value to TICC stockholders;

•	Why TPG BDC’s catch-up provision would harm TICC stockholders; and

•	How under the BSP investment advisory agreement, TICC will have one of the lowest expense structures in the BDC sector.

The presentation can be found at www.ticcbspagreement.com.

Morgan Stanley & Co. LLC and Wachtell, Lipton, Rosen & Katz are advising the Special Committee.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It

In connection with the approval of the proposed new investment advisory agreement, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. The Company has distributed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the approval of the proposed new investment advisory agreement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT. The definitive proxy statement and other relevant materials in connection with the approval of the proposed new investment advisory agreement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov), at the Company's website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the approval of the proposed new investment advisory agreement. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on September 3, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the approval of the proposed new investment advisory agreement, by security holdings or otherwise, are set forth in the proxy statement and other materials filed or to be filed with SEC in connection therewith.

Forward Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

_______________

TICC Contacts

Media: Brandy Bergman/Meghan Gavigan

Sard Verbinnen & Co

212-687-8080

Stockholders:

Bruce Goldfarb/Tony Vecchio

Okapi Partners LLC

877-566-1922

The Benefits of TICC’s Fee Structure: Explaining the Catch-Up Provision

October 2015

Additional Information and Where to Find It In connection with the approval of the proposed new investment advisory agreement with Benefit Street Partners L.L.C. (“BSP”), TICC Capital Corp. ("TICC", "TICC Capital", the "Company", "us", "we" or "our") has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. The Company has distributed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the approval of the proposed new investment advisory agreement and the election of six directors nominated by the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT AND THE APPROVAL OF ITS DIRECTOR NOMINEES THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE APPROVAL OF THESE MATTERS. The definitive proxy statement and other relevant materials in connection with the approval of these matters, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov), at the Company's website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203- 983-5275). Participants in the Solicitation The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the approval of the proposed new investment advisory agreement and the election of six directors nominated by the Company. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on September 3, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the approval of the proposed new investment advisory agreement, by security holdings or otherwise, are set forth in the proxy statement and other materials filed or to be filed with SEC in connection therewith. Forward Looking Statements This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

TICC Capital/BSP Agreement & Special Meeting Vote

Vote Now – What a "FOR" vote means for TICC stockholders:

- ✓ Best in class asset manager – Benefit Street Partners ("BSP") to become TICC's new investment advisor
- ✓ Permanent and meaningful decline in fees paid by TICC
- ✓ No immediate reduction to TICC's current distribution and no dilution to TICC's most recently determined net asset value ("NAV") (1)
- ✓ BSP supports a $50 million to $100 million tender offer or repurchase program for TICC shares; intends to fund any tender offer after the vote at a minimum price of ~0.9x NAV (2)
- ✓ Adds four new independent directors to TICC's Board, for a total of seven independent directors out of nine Board members
- ✓ No restriction on other value creating opportunities following the vote

What an "AGAINST" vote means:

- × Status quo: **higher** fee structure compared to BSP, same advisor, and same Board
- × Reduced optionality for TICC stockholders
- × No incentive for TPG BDC (or any other party for that matter) to provide a more compelling proposal for TICC stockholders than TPG BDC's current value-destroying, below-NAV proposal

No alternative currently exists that the Special Committee would approve or recommend because no current proposal is preferable to the status quo other than the approval of BSP as the new manager under new terms more favorable to TICC stockholders

Notes

1 In comparison to, or as would be the case under the TPG BDC proposal. In this regard, the per share distribution would decrease by ~42% from $1.16 to $0.67 based on the exchange ratio (of 0.43x, TPG BDC stock price close on 9/15/2015) adjusted equivalent share price to TICC stockholders on a pro forma basis

2 Appropriate minimum tender offer price would be no less than the current average price to net asset value ratio for large-cap BDCs (which is approximately 90% today); source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015

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TICC vs. TPG BDC: Incentive Fee Comparison

Question: TPG BDC has a 17.5% incentive fee above a hurdle rate; is that more stockholder friendly than TICC's 20% incentive fee?

Answer: **No. Let us explain why:**

	TPG BDC	TICC / BSP
1 Hurdle Rate Level	× 6.0% – lowest in the BDC sector [1], not stockholder friendly	✓ 6.65% (for 2015): TICC has a higher hurdle rate than TPG BDC, requiring better performance before the manager is paid
2 Fixed vs. Floating Rate Hurdle	× Fixed at 6.0%	✓ Floating – as rates rise [2], stockholders benefit more because the hurdle rate increases – managers have to work harder (increase yields) to earn their fee. For TICC, the hurdle can rise to 10%! That's 67% higher than TPG BDC's [3]
3 Catch-up Provision	× Full catch-up	✓ TICC / BSP is one of only 4 BDCs with no catch-up.[4] This is exceptionally stockholder friendly – we outline the benefits of no catch-up over the next few pages

Even Jonathan Bock agrees with us: "For example, if a hypothetical BDC (one with TICC's structure and one with TSLX's structure) were to generate a 10% return on equity, we estimate that the BDC with TSLX's fee structure would pay an incentive fee of roughly 1.7% vs. TICC which would only receive 0.67%"

Jonathan Bock, CFA, Senior Analyst, Wells Fargo Securities, LLC
"The BDC's Watershed Moment--TSLX Makes An Offer For TICC", September 17, 2015

Notes

1 Includes all BDCs with hurdle rates; Source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015
2 TICC hurdle rate is tied to the 5-year U.S. Treasury rate
3 6.0% fixed current rate
4 Source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015. Includes all externally-managed BDCs

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Incentive Fee Teach-In: TICC's Fee Structure is Better for Stockholders than TPG BDC’s Structure  Net Investment Income (“NII”): What Portion Goes to Stockholders vs. Managers (1) TICC: Earned on return above 6.7% hurdle (7.9% of total) $17.5 $7.9 Illustrative Total Incentive Fees BDC Pays to Manager (1) Notes 1 Represents current fee structure assuming an 11.0% pre-incentive fee ROE for comparative purposes, a hypothetical $100 of pre-incentive fee net investment income (NII) and a 5-year Treasury rate of 1.65% (as of 12/31/2014) (TICC hurdle rate capped at 10%): (1) implies TICC would only pay out 20% in excess of a 6.7% ROE hurdle rate, or roughly 7.9% of total NII and (2) TPG BDC would earn 100% of the portion above their 6.0% ROE fixed hurdle rate until they reach 17.5% of the total NII, and would continue to earn 17.5% for every additional dollar of NII Lower fees = higher distribution TICC / BSP’s stockholder friendly incentive fee structure results in 55% lower fees vs. TPG BDC’s fee structure. To be clear: In the above example, TPG BDC earns a 17.5% incentive fee and TICC earns a 7.9% incentive fee – not the 20% headline fee Net Investment Income (“NII”): What Portion Goes to Stockholders vs. Managers (1) Stockholders Manager – Incentive Fee Manager – Catch-Up Provision 11% ROE (1) TPG fees magnified when hurdle exceeded: receives full 17.5% regardless of hurdle level 11% ROE

In a Rising Rate Environment TICC’s Incentive Fee Structure Would Provide Even More Value to Stockholders NII: What Portion Goes to Stockholders vs. Managers (1) TICC: In a rising rate environment, earned on retur n above 7.9%(1) hurdle (5.6% of total) TPG fees magnified when hurdle exceeded: receives full 17.5% regardless of hurdle level 11% ROE (1) 11% ROE (1) TICC TPG BDC Stockholders Manager – Incentive Fee Manager – Catch-Up Provision Illustrative Total Incentive Fees BDC Pays to Manager (1) TPG BDC $17.5 TICC TPG BDC $17.5 $5.6 $- $5 $10 $15 $20 In a rising rate environment, TICC / BSP’s stockholder friendly incentive fee structure results in 68% lower fees vs. TPG BDC’s fee structure – TPG BDCs incentive fee structure would have TICC stockholders pay over 3x more! In this example, TICC’s incentive fee is 5.6% (not 20%) and well below TPG BDC’s 17.5% Notes 1 Represents current fee structure assuming an 11.0% pre-incentive fee ROE for comparative purposes, hypothetical $100 of pre-incentive fee net investment income (NII), constant ROEs and assumes a 150 bps increase in the 5-year UST rate from 10/9/2015 closing of 1.41% for illustrative purposes (TICC hurdle rate capped at 10%): (1) implies TICC would only pay out 20% in excess of a 7.9% ROE hurdle rate, or roughly 5.6% of total NII and (2) TPG BDC would still earn 100% of the portion above their 6.0% ROE fixed hurdle rate until they reach 17.5% of the total NII, and would continue to earn 17.5% for every additional dollar of NII

Under the BSP Agreement, TICC will Have One of the Lowest Expense Structures in the BDC Sector „X The lower the expense ratio, the more net investment income available to pay distributions to stockholders „X TICC had a ratio of expenses to average net assets of 8.6% for the six months ended June 30, 2015, as compared to 9.6% for TPG BDC (1) „X When comparing expenses excluding interest to average assets, TPG BDC has the highest ratio of all BDCs (2) { TICC has a lower ratio of expenses excluding interest to average assets than most of its BDC peers (2) „X Under the BSP agreement, TICC will feature one of the lowest management fees and stockholder-friendly incentive fees ¡V One of only four BDCs with no catch-up provision (3) TICC Stockholders Benefit Notes 1 Source: Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015 of TICC and TSLX. In addition, TICC¡¦s ratio of expenses to average net assets includes a one-time reversal of approximately $2.4 million in net investment income incentive fees during the six months ended June 30, 2015 relating to a non-material error in TICC¡¦s accounting policy for revenue recognition 2 Source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015. Includes all BDCs with a market capitalization greater than $200MM 3 Source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015. Includes all externally-managed BDCs 4 Pro forma for TICC¡¦s management fee decreasing to 1.5% from the current 2.0%; based on June 30, 2015 quarter BDC Peer Comparison of Expenses (ex-Interest) / Average Assets (2) 1.0 2.0 2.3 2.4 2.5 2.8 3.0 3.2 3.2 3.3 3.4 3.4 3.5 3.5 3.7 3.8 3.8 3.9 4.0 4.0 4.2 4.3 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 MVC SLRC GBDC TCPC TICC Pro Forma BKCC TICC FSIC AINV NMFC GARS CPTA FSC GAIN GSBD ARCC PNNT PSEC MCC FDUS TCRD TPG BDC Median 3.4%

Reminder: TICC Capital/BSP Agreement & Special Meeting Vote

Vote Now – What a "FOR" vote means for TICC stockholders:

- ✓ Best in class asset manager – Benefit Street Partners ("BSP") to become TICC's new investment advisor
- ✓ Permanent and meaningful decline in fees paid by TICC
- ✓ No immediate reduction to TICC's current distribution and no dilution to TICC's most recently determined net asset value ("NAV") (1)
- ✓ BSP supports a $50 million to $100 million tender offer or repurchase program for TICC shares; intends to fund any tender offer after the vote at a minimum price of ~0.9x NAV (2)
- ✓ Adds four new independent directors to TICC's Board, for a total of seven independent directors out of nine Board members
- ✓ No restriction on other value creating opportunities following the vote

What an "AGAINST" vote means:

- × Status quo: **higher** fee structure compared to BSP, same advisor, and same Board
- × Reduced optionality for TICC stockholders
- × No incentive for TPG BDC (or any other party for that matter) to provide a more compelling proposal for TICC stockholders than TPG BDC's current value-destroying, below-NAV proposal

Notes

1 In comparison to, or as would be the case under the TPG BDC proposal. In this regard, the per share distribution would decrease by ~42% from $1.16 to $0.67 based on the exchange ratio (of 0.43x, TPG BDC stock price close on 9/15/2015) adjusted equivalent share price to TICC stockholders on a pro forma basis

2 Appropriate minimum tender offer price would be no less than the current average price to net asset value ratio for large-cap BDCs (which is approximately 90% today); source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015

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